UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ABRAXAS PETROLEUM CORPORATION (Name of Registrant as Specified in its Charter)

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ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

April 12, 2013

Dear Stockholder,

After we finalized the Proxy Statement to our Stockholders relating to the 2013 Annual Meeting, we discovered that the biography of one of the nominees for election at the Annual Meeting, Jerry J. Langdon, contained an error. Mr. Langdon’s biography omitted the fact that  for a period of 38 days in 2012 (from May 21,  2012 until June 28, 2012), Mr. Langdon served as Chairman of the Board and Chief Executive Officer of Latitude Solutions, Inc., a company engaged in the development  and  deployment  of  water   remediation technologies.   On November 9, 2012, Latitude Solutions, Inc. filed for bankruptcy protection under the provisions of Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas.

The information in the enclosed amendment completely replaces Mr. Langdon’s biography on page 8 of the original 2013 Proxy Statement. There are no other revisions to the Proxy Statement. You should read the entire Proxy Statement, as revised by the enclosed amendment, prior to returning your proxy for the 2013 Annual Meeting.

If you have already delivered a proxy with respect to the 2013 Annual Meeting, you do not need to take any further action at this time unless you wish to revoke your proxy or change your vote on any of the proposals. You may revoke your proxy at any time prior to its exercise at the Annual Meeting in one of the following ways:

•	submitting a new proxy card bearing a later date;

•	voting again by telephone or the internet at a later time;

•	giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	attending the meeting and voting your shares in person.

The enclosed amendment, along with the original proxy statement, related form of proxy and our Annual Report to Stockholders for the year ended December 31, 2012, are also available at www.abraxaspetroleum.com, which does not have “cookies” that identify visitors to the site.

Please accept our apology for any confusion the error in the Proxy Statement may have caused.

Sincerely,
Robert L.G. Watson, Chairman of the Board,
President and Chief Executive Officer

                                                                                              YOUR VOTE IS IMPORTANT.
PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE.

Jerry J. Langdon has been a private investor since November 2011. From June 2007 until November 2011, Mr. Langdon was Chief Administrative and Compliance Officer of Energy Transfer Partners (“ETP”), a multi-billion dollar company specializing in the gathering, processing, transportation and storage of natural gas and natural gas liquids in the U.S. Prior to ETP, Mr. Langdon was Chief Administrative and Compliance Officer for Reliant Energy. Mr. Langdon has also held senior executive positions with El Paso Energy Partners and has served as a Director of several public and private boards. In October 1988, Mr. Langdon was appointed to the Federal Energy Regulatory Commission by President Ronald Regan and served in that capacity until 1993. For a period of 38 days in 2012 (from May 21,  2012 until June 28, 2012), Mr. Langdon served as Chairman of the Board and Chief Executive Officer of Latitude Solutions, Inc., a company engaged in the development  and  deployment  of  water   remediation technologies.   On November 9, 2012, Latitude Solutions, Inc. filed for bankruptcy protection under the provisions of Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas. Mr. Langdon has authored numerous articles on the natural gas and electric industries, which have been published in various industry trade magazines. Mr. Langdon holds a Bachelor of Science Communications from the University of Texas.

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675